                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                         State of
Subsidiary                              Incorporation          Doing Business As
----------                              -------------          -----------------
AHC Inc.                                Alabama                AHC Inc.

Allsteel Inc.                           Illinois               Allsteel Inc.

BPI Inc.                                Iowa                   BPI Inc.

The Gunlocke Company                    Iowa                   The Gunlocke Company

Hearth Technologies Inc.                Iowa                   Hearth Technologies Inc.

Hiebert East, Inc.                      Iowa                   Hiebert East, Inc.

Holga Inc.                              Iowa                   Holga Inc.

HON Export Limited                      Iowa                   HON Export Limited

HON Financial Corporation III           Iowa                   HON Financial Corporation III

HON INDUSTRIES (Canada) Inc.            Canada                 HON INDUSTRIES (Canada) Inc.

HON Technology Inc.                     Iowa                   HON Technology Inc.

Murphy-Miller Co.                       Iowa                   Murphy-Miller Co.

Panel Concepts, Inc.                    Delaware               Panel Concepts, Inc.

T.M. Export Inc.                        Barbados               T.M. Export Inc.

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